Blazzard, Grodd & Hasenauer, P.C.
4401 West Tradewinds Avenue
Suite 207
Fort Lauderdale, Florida 33308
(954)771-6667

April 20, 2001

Board of Directors
Valley Forge Life Insurance Company
CNA Plaza, 43 South
Chicago, Illinois 60685

RE: Opinion of Counsel - Valley Forge Life Insurance
    Company Variable Annuity Separate Account
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Gentlemen:

You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of Post-Effective Amendment No. 4 to a Registration Statement on Form N-4 for the Variable Annuity Contracts to be issued by Valley Forge Life Insurance Company and its separate account, Valley Forge Life Insurance Company Variable Life Separate Account.

We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We are of the following opinions:

     1. Valley Forge Life Insurance Company Variable Annuity Separate Account is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

     2. Upon the acceptance of purchase payments paid by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally-issued, fully paid, non-assessable contractual interest under such Policy.

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

We consent to the reference to our Firm under the caption "Legal Opinions" contained in the Prospectus which forms a part of the Registration Statement.

Sincerely,

BLAZZARD, GRODD & HASENAUER, P.C.

By: /s/JUDITH A. HASENAUER
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    Judith A. Hasenauer